UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)          December 2, 2005

HUDSON UNITED BANCORP

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-08660	22-2405746
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 MacArthur Boulevard, Mahwah, New Jersey	07430
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(201) 236-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

Amendment to Director Severance Plan

On December 2, 2005, the Board of Directors of Hudson United Bancorp voted to amend the Hudson United Bancorp Director Severance Plan subject to the final approval by the court of a settlement agreement, as substantially embodied by the memorandum of understanding between the parties in the matter of In Re Hudson United Bancorp Shareholders Litigation, Superior Court of New Jersey, Case No. C-26805. The amended Director Severance Plan provides that a director of Hudson who served on the Hudson Board on or after July 1, 2005, who has served more than 12 months on the Hudson Board, and who ceases to be a director of Hudson for any reason whatsoever (other than a removal for cause involving a breach of the Hudson United Bancorp Code of Conduct), shall be entitled to be paid, within 10 business days following termination of service, a lump sum amount equal to the fees paid in the calendar year immediately prior to termination less an amount equal to those fees paid for the director’s attendance at board committee meetings. If the settlement agreement is rejected by the court, an amount equal to the committee meeting fees will be included in the lump sum payment, or subsequently paid, to directors. The foregoing summary is subject in all respects to the actual terms of the Director Severance Plan, a copy of which is attached as an exhibit to this Form 8-K.

Item 9.01     Financial Statements and Exhibits

(c) Exhibits

10.1     Hudson United Bancorp Director Severance Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 8, 2005                                                                            HUDSON UNITED BANCORP

By:	/s/ James W. Nall
James W. Nall
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Title
10.1	Hudson United Bancorp Director Severance Plan